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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                    ____% ASSET BACKED CERTIFICATES, CLASS A

                  DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION
                                    (Company)

                        MERCEDES-BENZ CREDIT CORPORATION
                                   (Servicer)


                             UNDERWRITING AGREEMENT


                               ____________, 1997

J.P. Morgan Securities Inc.
As Representative of the
  Several Underwriters named
  in Schedule I (the "Representative")
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

              Daimler-Benz Vehicle Receivables Corporation, a Delaware corporation (the "Company"), proposes to sell to the several Underwriters named
in Schedule I hereto (the "Underwriters") $       principal amount of     %
Asset Backed Certificates, Class A (the "Class A Certificates"), to be issued by the Daimler-Benz Auto Grantor Trust 1997-A. Each Class A Certificate will represent a specified percentage undivided interest in the Daimler-Benz Auto Grantor Trust 1997-A (the "Trust"). The assets of the Trust include, among other things, a pool of retail installment contracts secured by new and used automobiles (the "Receivables") and certain monies due thereunder on or after __________, 1997 (the "Cutoff Date"), such Receivables to be sold to the Trust by the Company and to be serviced for the Trust by the Servicer. The Class A
Certificates will be issued in an aggregate principal amount of $       , which
is equal to     % of the aggregate principal balance of the Receivables as of the Cutoff Date. Simultaneously with the issuance and sale of the Class A
Certificates as contemplated herein, the Trust will also issue the     % Asset
Backed Certificates, Class B (the "Class B Certificates," and together



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with the Class A Certificates, the "Certificates"), evidencing an undivided
ownership interest of     % in the Trust, payments in respect of which are, to
the extent specified in the Pooling and Servicing Agreement, subordinated to the rights of the holders of the Class A Certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of ____________, 1997 (the "Pooling and Servicing Agreement"), among the Company, Mercedes-Benz Credit Corporation, as servicer (the "Servicer") and in its individual capacity, and Citibank, N.A., as trustee (the "Trustee"), Class A Agent, Class B Agent and Payahead Agent.

              The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), a registration statement, including a prospectus, relating to the Class A Certificates. Any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations is referred to in this Agreement as the "Preliminary Prospectus." The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is referred to in this Agreement as the "Registration Statement," and the prospectus in the form used to confirm sales of Class A Certificates is referred to in this Agreement as the "Prospectus."

                  The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Rule 424" and "Rule 430A" refer to such rules under the Act. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.


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                  The Company agrees with the Underwriters as follows:

                  1. The Company agrees to sell and deliver the Class A Certificates to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Class A Certificates set forth opposite such Underwriter's name in Schedule I hereto. The Class A Certificates are to be purchased by the Underwriters at the
purchase price of    % of the aggregate principal amount thereof plus accrued
interest on the principal amount thereof at the Pass-Through Rate (as defined in the Prospectus) calculated from (and including) ____________, 1997, to (but excluding) the Closing Date.

                  2. The Company understands that the Underwriters intend (i) to make a public offering of their respective portions of the Class A Certificates as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representative is advisable and (ii) initially to offer the Class A Certificates upon the terms set forth in the Prospectus.

                  3. Payment for Class A Certificates shall be made to the Company or to its order by wire transfer of same day funds at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 at 9:00 A.M., New York City time, on __________, 1997 (the "Closing Date"), or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Company may agree upon in writing. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

                  Payment for the Class A Certificates shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Class A Certificates registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations, as permitted by the Pooling and Servicing Agreement, as the Representative shall request in writing


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not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Class A Certificates duly paid by the Company. The certificates for the Class A Certificates will be made available for inspection and packaging by the Representative at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

                  4. The Company represents and warrants to and agrees with each Underwriter that:

                  (a) The Registration Statement on Form S-1 (no. 333-35525), including the Prospectus and such amendments thereto as may have been required on or prior to the date hereof, relating to the Class A Certificates, has been filed with the Commission and such Registration Statement as amended has become effective. With respect to the Registration Statement, the conditions to the use of a registration statement on Form S-1 under the Act, as set forth in the General Instructions to Form S-1, have been satisfied by the Company;

                  (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission, and on the Effective Date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in


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writing by any Underwriter through the Representative expressly for use therein;

                    (c) The computer tape with respect to the Receivables to be sold to the Trust created as of the Cutoff Date (the "Computer Tape"), and made available to the Representative by the Company, was complete and accurate in all material respects as of the date thereof;

                    (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;

                    (e) The Class A Certificates have been duly authorized, and, when issued and delivered pursuant to the Pooling and Servicing Agreement, duly authenticated by the Trustee and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued, authenticated and delivered and entitled to the benefits provided by the Pooling and Servicing Agreement; each of the Pooling and Servicing Agreement, the Shortfall Amount Agreement, the Purchase Agreement and this Agreement have been duly authorized by the Company and, when executed and delivered by the Company and the other parties thereto (in the case of the Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Purchase Agreement), each of the Pooling and Servicing Agreement, the Shortfall Amount Agreement, the Purchase Agreement and this Agreement will constitute a valid and binding agreement of the Company; the Class A Certificates, the Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Purchase Agreement will conform to the descriptions thereof in the Prospectus in all material respects;

                    (f) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the


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Company for the consummation of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or the Shortfall Amount Agreement or the Purchase Agreement except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Receivables;

                     (g) The Company is not in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties is bound which would have a material adverse effect on the transactions contemplated herein or in the Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Purchase Agreement. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Purchase Agreement and the issuance and sale of the Class A Certificates and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the Certificate of Incorporation or By-laws of the Company; and the Company has full power and authority to authorize and sell, and establish, the Trust that will issue the Class A Certificates as contemplated by this Agreement and to enter into this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Purchase Agreement and consummate the transactions contemplated hereby and thereby;

                     (h) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or to which any property of the Company is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the


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general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company or that would reasonably be expected to materially adversely affect the interests of the holders of the Class A Certificates; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

                    (i) By assignment and delivery of each of the Receivables to the Trust as of the Closing Date, the Company will transfer all of its right, title and interest in, to and under the Receivables to the Trust, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                  5. The Company covenants and agrees with the several Underwriters that:

                    (a) Prior to the termination of the offering of the Class A Certificates, the Company will not file or cause to be filed any amendment of the Registration Statement or supplement to the Prospectus which shall be reasonably disapproved of promptly by the Representative after reasonable notice thereof. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Class A Certificates, any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the receipt by the Company of notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registra-


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tion Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of notification with respect to the suspension of the qualification of the Class A Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (b) The Company will deliver, at its expense, to the Representative, two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement and each amendment thereto, in each case without exhibits, and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request. The Company will furnish or cause to be furnished to the Representative copies of all reports on Form SR required by Rule 463 under the Act;

                  (c) The Company will if (i) during such period of time after the first date of the public offering of the Class A Certificates as in the opinion of counsel for the Underwriters a Prospectus relating to the Class A Certificates is required by law to be delivered in connection with sales by an Underwriter or dealer, (ii) any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or (iii) it is necessary to amend or supplement the Prospectus to comply with the applicable law, forthwith prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Class A Certificates may have been sold by the Representative on behalf of the Underwriters and upon request by the Representative to any other dealers identified by the Representative, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a


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purchaser, be misleading or so that the Prospectus will comply with the law;

                    (d) The Company will endeavor to qualify the Class A Certificates for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Class A Certificates and will pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Class A Certificates for investment under the laws of such jurisdictions as the Representative may designate; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided further that the Company shall not be required to file a general consent to service of process in any jurisdiction;

                    (e) On or before ________, 1997, the Company will cause the Trust to make generally available to Class A Certificateholders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the Effective Date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder;

                    (f) For the period from the date of this Agreement until the retirement of the Class A Certificates the Servicer will furnish to the Representative (x) copies of each certificate and the annual statements of compliance delivered to the Trustee pursuant to Article III of the Pooling and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to Article III of the Pooling and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Trustee and (y) copies of each amendment to the Pooling and Servicing Agreement, and on each Determination Date or as soon thereafter as practicable, the Servicer shall give notice substantially in the form of Schedule II hereto by telex or telecopy to


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the Representative of the Pool Factor as of the related Record Date;

                    (g) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any securities of or guaranteed by the Company which are substantially similar to the Class A Certificates without the prior written consent of the Representative;

                    (h) The Company will register the Class A Certificates pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to _________, 1997;

                    (i) To the extent, if any, that the rating provided with respect to the Class A Certificates by the rating agency or rating agencies rating the Class A Certificates (the "Rating Agency") is conditional upon the furnishing of documents or the taking of any other action by the Company agreed upon on or prior to the Closing Date, the Company shall use its reasonable best efforts to furnish such documents and take any such other action; and

                    (j) So long as any of the Class A Certificates are outstanding, the Company will furnish to the Representative by first class mail
(i) as soon as practical after the end of the Company's fiscal year, copies of all documents, records and financial statements required to be distributed to Certificateholders (including Certificate Owners) or filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and
(ii) from time to time, any other information concerning the Company filed with any government or regulatory authority or national securities exchange which is otherwise publicly available, as the Representative may reasonably request.

                  6. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Class A Certificates, (ii) incident to the preparation, printing and filing under the Act of the


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Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Class A Certificates under the laws of such jurisdictions as the Underwriters may designate (including fees and disbursements of counsel for the Underwriters with respect thereto), (iv) related to any filing with the National Association of Securities Dealers, Inc.,
(v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement and any Blue Sky Memorandum and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus as herein provided, (vi) the fees and disbursements of the Company's counsel and accountants and that portion of the Underwriters' counsel fees (up to $40,000) and disbursements that are chargeable to the Company, and (vii) any fees and expenses payable to the Rating Agencies in connection with the rating of the Class A Certificates.

                  7. The obligations of the several Underwriters to purchase and pay for the Class A Certificates will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) At the time this Agreement is executed and delivered by the Company and at the Closing Date, KPMG Peat Marwick shall have furnished to the Representative letters dated, respectively, as of the date of this Agreement and as of the Closing Date substantially in the forms of the drafts to which the Representative previously agreed.

                  (b) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pend-


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ing before or, to the knowledge of the Company, threatened by the Commission;
and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the satisfaction of the Representative.

                    (c) The Representative shall have received an officer's certificate, dated the Closing Date, signed by the Chairman of the Board, the President, or any Vice President and by a principal financial or accounting officer of the Company representing and warranting that, as of the Closing Date, except to the extent that they relate expressly to another date in which case they will be true and correct as of such date on the Closing Date, the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

                    (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Company, Daimler-Benz North America Corporation ("DBNA") or the Servicer which, in the judgment of the Representative, materially impairs the investment quality of the Class A Certificates or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Class A Certificates or (ii) any downgrading in the rating of any debt securities of DBNA or any of its direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

                    (e) Morgan, Lewis & Bockius LLP, special counsel to the Company, MBCC, the Servicer and DBNA,


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shall have furnished to the Representative their written opinion, dated the
Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                           (ii) MBCC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                           (iii)DBNA has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in the State of New York.

                           (iv) The Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Purchase Agreement have been duly authorized, executed and delivered by, and each constitutes a valid and binding obligation of each of the Company, MBCC and the Servicer, enforceable against each of the Company and the Servicer in accordance with its terms.

                           (v) The Servicing Guaranty Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, DBNA, enforceable against DBNA in accordance with its terms.

                           (vi) This Agreement has been duly authorized, executed and delivered by each of the Company and DBNA.

                           (vii) Neither the execution, delivery and performance of this Agreement, the Pooling and


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         Servicing Agreement, the Shortfall Amount Agreement and the Purchase
         Agreement by the Company, MBCC or DBNA, nor the execution, delivery and performance of the Servicing Guaranty Agreement by DBNA, will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company, MBCC or DBNA, as applicable, pursuant to the terms of the Certificate of Incorporation or the By-Laws of the Company, MBCC or DBNA, as applicable, any statute, rule or regulation or, to the best of such counsel's knowledge, any order of any governmental agency or body or any court having jurisdiction over the Company, MBCC or DBNA, as applicable, or any of their respective properties or any agreement or instrument known to such counsel to which the Company, MBCC or DBNA, as applicable, is a party or by which any of them may be bound or to which any of their properties may be subject.

                           (viii) To the best of such counsel's knowledge, no authorization, approval or consent of any court or governmental agency or authority is required by law in connection with the execution, delivery and performance by the Company, MBCC, DBNA or the Servicer of this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement or the Purchase Agreement, or the execution, delivery or performance by DBNA of the Servicing Guaranty Agreement, except such as may be required under the Act or the Rules and Regulations and state securities laws, and except for such authorizations, approvals or consents (specified in such opinion) as are in full force and effect as of the Closing Date.

                           (ix) The Class A Certificates have been duly authorized and, when executed and authenticated by the Trustee in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

                           (x) Although they do not assume any responsibility for the accuracy, completeness or


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         fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (xviii) of this Section 7(e), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company or DBNA prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company or DBNA prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

                           (xi) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which is not filed or described as required.



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                           (xii) To the best of such counsel's knowledge, there
         are no legal or governmental proceedings pending or threatened to which DBNA is a party or of which any property of DBNA is subject, (A) that are required to be disclosed in the Registration Statement or (B)(1) that assert the invalidity of all or part of this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement, the Servicing Guaranty Agreement or the Purchase Agreement, (2) that seek to prevent the issuance of the Class A Certificates, (3) that could materially and adversely affect DBNA's obligations under this Agreement or the Servicing Guaranty Agreement or (4) that seek to affect adversely the federal or state income tax attributes of the Class A Certificates.

                           (xiii) MBCC has full power and authority to sell and assign the property to be sold and assigned to the Company pursuant to the Purchase Agreement and has duly authorized such sale and assignment to the Company by all necessary corporate action.

                           (xiv) The Company has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust pursuant to the Pooling and Servicing Agreement and has duly authorized such sale and assignment to the Trustee by all necessary corporate action.

                           (xv) Such counsel knows of no claim by or on behalf of any third party to the effect that any person other than MBCC is the sole owner of any right, title or interest in the Receivables and the other property to be transferred by it to the Company.

                           (xvi) To the best of such counsel's knowledge, the Receivables are "chattel paper" as defined in the UCC.

                           (xvii) All filings necessary under the Uniform Commercial Code as in effect in the State of New York (the "UCC") or the State of Delaware (the "DE-UCC") or the State of Connecticut (the "CT-UCC") to perfect both the transfer of the Receivables and the proceeds thereof (within the meaning of Section 9-306 of the UCC or the DE-UCC or the CT-UCC, whichever may be applicable (the "Applicable UCC")) by MBCC to the Company pursuant to the Purchase Agreement and the transfer of the Receivables and the proceeds thereof (within the meaning of Section 9-306 of the Applicable UCC) by the Company to the Trustee pursuant to the Pooling and Servicing Agreement have been made and, provided that neither MBCC nor the Company relocates its chief executive office in a state other than Connecticut or Delaware, respectively, the Trustee maintains the list of Receivables for inspection by interested parties, and no administrative errors are made by state or local agencies affecting perfection, no other filings (other than the filing of continuation statements) need be made to maintain the perfection of the transfer of the Receivables and the proceeds thereof (within the meaning of Section 9-306 of the Applicable
         UCC) either to the Company pursuant to the Purchase Agreement or to the Trustee pursuant to the Pooling and Servicing Agreement.

                           (xviii) The statements in the Registration Statement and the Prospectus under the headings "ERISA Considerations" and "Certain Legal Aspects of the Receivables," to the extent they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                           (xix)The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                           (xx) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the best of such counsel's knowledge, threatened by the Commission; the Registration Statement and the Pro-spectus and any further amendments and supplements thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                           (xxi) The Class A Certificates, this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement, the Servicing Guaranty Agreement and the Purchase Agreement each conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

                     Such opinion may be made subject to the qualifications that the enforceability of the terms of the Pooling and Servicing Agreement, the Purchase Agreement, the Shortfall Amount Agreement and the Servicing Guaranty Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (f) Morgan, Lewis & Bockius LLP shall have furnished
their written opinion, dated the Closing Date, with respect to the characterization of the transfer of the Receivables by the Servicer to the Company and from the Company to the Trust and such opinion shall be in substantially the form previously discussed with the Representative and its counsel and in any event satisfactory in form and in substance to the Representative and its counsel.

                           (g) Morgan, Lewis & Bockius LLP, special tax counsel
to the Company, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                                    (i) The Trust created by the Pooling and
         Servicing Agreement will not be classified as a partnership or as an associa-tion taxable as a corporation for federal income tax purposes but, instead, under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, the Trust will be treated as a grantor trust and, subject to possible recharacterization of certain fees paid by the Trust to the Company or the Servicer, each Class A Certificate Owner will be treated for federal income tax purposes as an owner of an undivided pro rata interest in the income (other than the Retained Yield) and corpus attributable to the Trust.

                                    (ii) The Trust will not be classified as a
         separate entity subject to New York State income, franchise or other taxes measured by income, profits, capital, or receipts (other than sales, excise, or ad valorem taxes that might be imposed upon the sale of a Financed Vehicle acquired upon default of a Receivable).

                                    (iii) Class A Certificate Owners who would
         not otherwise be subject to tax imposed by the State of New York will not be subject to New York State income or franchise taxes with respect to interest or other amounts (including payments under the Shortfall Amount Agreement) which are allocable to such Class A Certificate Owners solely as a result of such Class A Certificate Owners' beneficial ownership of a Class A Certificate (other than a Class A Certificate Owner's allocable share of any sales, excise, or ad valorem taxes that might be imposed upon the sale of a Financed Vehicle acquired upon default of a Receivable).

                                    (iv) The statements in the Registration
         Statement and Prospectus under the headings "Certain Federal Income Tax Consequences," to the extent that they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                           [(h)     Fulbright & Jaworski, L.L.P., special
Texas tax counsel to the Company shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                           (i) The Trust will not be classified as a separate entity on which Texas franchise tax will be imposed; and the Trust will not be subject to other Texas taxes measured by income, capital, profits or receipts (other than sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).

                           (ii) Class A Certificate Owners who would not otherwise be subject to tax in Texas will not be subject to Texas income or franchise taxes with respect to interest or other amounts (including payments under the Shortfall Amount Agreement) attributable solely to the beneficial ownership of a Class A Certificate (other than such Class A Certificate Owner's share of sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).]

                           [(i)     Day, Berry & Howard, special Connecticut tax
counsel to the Company, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                           (i) For Connecticut income and franchise tax purposes, the Trust will not be classified as a separate entity subject to Connecticut income, franchise or other taxes measured by income, profits, capital, or receipts (other than sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).

                           (ii) Class A Certificate Owners who would not otherwise be subject to tax in Connecticut will not be subject to Connecticut income or franchise taxes with respect to interest or other amounts (including payments under the Shortfall Amount Agreement) attributable solely to the beneficial ownership of a Class A Certificate (other than such Class A Certificate Owner's share of sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).]

                           [(j)     Troutman Sanders, special Georgia tax
counsel to the Company, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                           (i) For Georgia income and franchise tax purposes, the Trust will not be classified as a separate entity subject to Georgia income, franchise or other taxes measured by income, profits, capital, or receipts (other than sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).

                           (ii) Class A Certificate Owners who would not otherwise be subject to tax in Georgia will not be subject to Georgia income or franchise taxes with respect to interest or other amounts (including payments under the Shortfall Amount Agreement) attributable solely to the beneficial ownership of a Class A Certificate (other than such Class A Certificate Owner's share of sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).]

                           (k) Robert Merck, Esq., General Counsel of MBCC,
shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                           (i) MBCC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification except where the failure to be so qualified or in good standing would not have a material adverse effect on MBCC.

                           (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company.

                           (iii) The execution, delivery and performance of the Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Purchase Agreement by MBCC will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of MBCC pursuant to the terms of the Certificate of Incorporation or the By-Laws of MBCC, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over MBCC or any of its properties or any agreement or instrument to which MBCC is a party or by which MBCC or any of its properties is bound.

                           (iv) No authorization, approval or consent of any court or governmental agency or authority is necessary in connection with the execution, delivery and performance by MBCC of the Pooling and Servicing Agreement, the Shortfall Amount Agreement or the Purchase Agreement, except such as may be required under the Act or the Rules and Regulations and state securities laws, and except for such authorizations, approvals or consents (specified in such opinion) as are in full force and effect as of the latest Effective Date and the Closing Date.

                           (v) There are no legal or governmental proceedings pending to which MBCC is a party or of which any property of MBCC is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of the Pooling and Servicing Agreement, the Shortfall Amount Agreement or the Purchase Agreement, (2) seeking to prevent the issuance of the Class A Certificates, (3) that could materially and adversely affect MBCC's obligations under the Purchase Agreement, the Shortfall Amount Agreement or the Pooling and Servicing Agreement, or (4) seeking to affect adversely the federal or state income tax attributes of the Class A Certificates.

                           (vi) There are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of the Pooling and Servicing Agreement or the Purchase Agreement,
         (2) seeking to prevent the issuance of the Class A Certificates, (3) that could materially and adversely affect the Company's obligations under the Purchase Agreement or the Pooling and Servicing Agreement, or
         (4) seeking to affect adversely the federal or state income tax attributes of the Class A Certificates.

                           (vii) Such counsel is familiar with MBCC's standard operating procedures relating to MBCC's acquisition of a perfected first priority security interest in the vehicles financed by MBCC pursuant to retail installment sale contracts in the ordinary course of MBCC's business. Assuming that MBCC's standard procedures have been followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that MBCC has not followed its standard procedures in connection with the perfection of security interest in the Financed Vehicles), MBCC has acquired or will acquire a perfected first priority security interest in each of the Financed Vehicles.

                           (viii) Immediately prior to the transfer of Receivables by MBCC pursuant to the Purchase

         Agreement, MBCC was the sole owner of all right, title and interest in the Receivables and the other property to be transferred by it to the Company.

                           (ix) The Receivables are "chattel paper" as defined in the UCC.

                           (l) The Representative shall have received an
opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date, with respect to the validity of the Class A Certificates and such other related matters as the Representative shall require and the Company shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                           (m) The Representative shall have received an
opinion addressed to the Underwriters, the Company and the Servicer of, of Citibank, N.A., dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                           (i) Citibank, N.A. ("Citibank") is a national
                  banking association duly organized and validly existing under the laws of the United States.

                           (ii) Citibank has the power and authority to enter
                  into and perform the Pooling and Servicing Agreement. The execution, delivery and performance of the Pooling and Servicing Agreement has been duly authorized by all requisite action, and the Pooling and Servicing Agreement has been duly executed and delivered by Citibank.

                           (iii) No consent, approval, authorization, order of
                  or filing with any court, governmental agency or body (including without limitation, any banking regulatory agency or body or arbitrator having jurisdiction over Citibank) is required in connection with the execution and delivery by Citibank of the Pooling and Servicing Agreement and the performance by Citibank of the transactions thereunder.

                           (iv) The Pooling and Servicing Agreement, assuming
                  due authorization, execution and delivery thereof by the Company and the Servicer, constitutes a valid and legally binding agreement of Citibank and is enforceable against Citibank in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and the rights of creditors of banks in particular and by general principles of equity.

                           (v) The Class A Certificates have been duly executed, authenticated and delivered by the Trustee.

                           (vi) If Citibank were acting as Servicer under the Pooling and Servicing Agreement as of the date of this Agreement, Citibank would have the corporate power and authority to perform the obligations of the Servicer as provided in the Pooling and Servicing Agreement.

                           (n) The Representative shall have received a letter
or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Underwriters to rely on such opinion as if it were addressed to the Underwriters.

                           (o) The Representative shall have received an
officer's certificate, dated the Closing Date, of the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of each of the Company and the Servicer in which each such officer shall state that, the representations and warranties of the Company or the Servicer, as applicable, contained in the Pooling and Servicing Agreement and the representations and warranties of MBCC or the Company, as applicable, contained in the Purchase Agreement are true and correct in all material respects and that the Company or the Servicer, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

                           (p) The Class A Certificates shall have been rated
"Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

                           (q) On the Closing Date, the representations and
warranties of the Company in the Pooling and Servicing Agreement will be true and correct.

                           (r) Any taxes, fees and other governmental charges
which are due and payable in connection with the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Class A Certificates shall have been paid by the Company at or prior to the Closing Date.

                  8. The Company and DBNA agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with investigating, preparing or defending any suit, action or proceeding or any claim asserted, except as otherwise provided below regarding the limitation on use of counsel) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished such amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company or DBNA in writing by any Underwriter through the Representative expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any losses, claims or damages purchased Class A Certificates if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if the furnishing of a copy of the Prospectus (as so amended or supplemented) to such person was required by law or was requested in writing by the Company, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Class A Certificates to such person.

                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each director and officer of the Company who signed the Registration Statement, and DBNA and each person who controls the Company or DBNA within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and DBNA to each Underwriter, but only with reference to information furnished to the Company or DBNA in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (in-cluding any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case such counsel for the Indemnified Person shall be reasonably satisfactory to the Indemnifying Person. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in each applicable jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by the Representative and any such separate firm for the Company or DBNA or either of their directors, officers who sign the Registration Statement or control persons shall be designated in writing by DBNA. The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without its written consent. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable other than in accordance with its terms to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and DBNA on the one hand and the Underwriters on the other hand from the offering of the Class A Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and DBNA on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and DBNA on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and DBNA and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Class A Certificates. The relative fault of the Company and DBNA on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or DBNA or by any of the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and DBNA and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Class A Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Class A Certificates set forth opposite their names in Schedule I hereto, and not joint.

                  The indemnity and contribution agreements contained in this
Section 8 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

                  The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company or DBNA, or any of their officers or directors or any other person controlling the Company or DBNA and (iii) acceptance of and payment for any of the Class A Certificates.

                  9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange; (ii) trading of any securities of or guaranteed by DBNA shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative is material and adverse and which, in the judgment of the Representative, makes it impracticable to market the Class A Certificates on the terms and in the manner contemplated in the Prospectus.

                  10. This Agreement shall become effective upon the later of
(x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

                  If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Class A Certificates which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Class A Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Class A Certificates set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Class A Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Class A Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Class A Certificates that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Class A Certificates without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Class A Certificates which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Class A Certificates to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Class A Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  11. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  12. Any action by the Underwriters hereunder may be taken by the Representative alone on behalf of the Underwriters, and any such action taken by the Representative alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (Facsimile No.: 212-648-5909), Attention: Syndicate Desk. Notices to the Company shall be given to it at 1201 North Market Street, Suite 1406, Wilmington, Delaware 19801 (Facsimile No.: 302-426-6520), Attention:
President. Notices to DBNA shall be given to it at 375

Park Avenue, New York, New York 10152 (Facsimile No.: 212-308-4252), Attention:
Treasurer.

                  13. This Agreement shall inure to the benefit of and be binding upon the Company, DBNA, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Class A Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, DBNA and the Underwriters in accordance with its terms.


                                                Very truly yours,

                                                DAIMLER-BENZ VEHICLE RECEIVABLES
                                                CORPORATION


                                                  By:___________________________
                                                     Name:
                                                     Title:


                                                DAIMLER-BENZ NORTH AMERICA
                                                CORPORATION


                                                  By:___________________________
                                                     Name:
                                                     Title:


                                                  By:___________________________
                                                     Name:
                                                     Title:


The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.

J.P. MORGAN SECURITIES INC.
 As Representative of the
 Underwriters


By:_______________________
   Name:
   Title:

                                   SCHEDULE I

                                  UNDERWRITERS


                                          Principal Amount

J.P. Morgan Securities Inc...........     $
                                          -------------
                                          $
                                          =============

                                   SCHEDULE II

                         FORM OF SERVICER'S CERTIFICATE



J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Attention:

                  Re:      Pooling and Servicing Agreement dated as
                           of            , 1997 (the "Pooling and
                           Servicing Agreement") between Daimler-Benz
                           Vehicle Receivables Corporation, as Sell-er, Mercedes-Benz Credit Corporation, in its individual capacity and as Servicer, and Citibank, N.A., as Trustee, Payahead Agent, Class A Agent, Class B Agent


Determination Date to which this Certificate relates:

                                            ___________, 19__

For Monthly Period ending on _________, 19__

                  1.  The undersigned Servicing Officer does
hereby certify that the Pool Factor is __________.

                  2. Capitalized terms used in this Certificate shall have the same meanings as in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, I have hereunto set my hand as of the above-referenced Determination Date.

                                                     MERCEDES-BENZ CREDIT
                                                       CORPORATION, as Servicer



                                                     By:_______________________
                                                        Servicing Officer